Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 July 26, 2017 FOR IMMEDIATE RELEASE
NextEra Energy reports second-quarter 2017 financial results

•	NextEra Energy delivers strong second-quarter financial and operational results

•	Florida Power & Light Company's continued investments in the business result in more than 10 percent growth in regulatory capital employed, further advancing its outstanding customer value proposition

•	NextEra Energy Resources adds 631 megawatts to its contracted renewables backlog and commissions two natural gas pipelines

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported second-quarter 2017 net income attributable to NextEra Energy on a GAAP basis of $793 million, or $1.68 per share, compared to $540 million, or $1.16 per share, in the second quarter of 2016. On an adjusted basis, NextEra Energy's second-quarter 2017 earnings were $881 million, or $1.86 per share, compared to $777 million, or $1.67 per share, in the second quarter of 2016.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges, the net effect of other than temporary impairments (OTTI) on certain investments, operating results from the Spain solar project and merger-related expenses. Adjusted earnings also exclude the 2016 impact from the gain on the sale of the Texas natural gas generation facilities.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy achieved strong second-quarter results, while continuing to deliver on our overall objectives for 2017," said Jim Robo, chairman and chief executive officer of NextEra Energy. "NextEra Energy's second-quarter adjusted earnings per share increased more than 11 percent, primarily driven by new investments at both FPL and NextEra Energy Resources. During the quarter, FPL executed on its innovative and cost-effective approach of advancing affordable, reliable clean energy infrastructure across Florida. In line with this strategy, construction is underway on eight 74.5-megawatt solar energy centers across FPL's service territory, and construction remains on track at our state-of-the-art, natural gas-fueled

Okeechobee Clean Energy Center. FPL also is moving forward with plans to modernize the Lauderdale Plant in Dania Beach by building a highly fuel-efficient energy center at the site. By continuing to execute on major capital initiatives to deliver on our outstanding customer value proposition, FPL grew regulatory capital employed by more than 10 percent versus the comparable period. At NextEra Energy Resources, we are well-positioned to capitalize on one of the best environments for renewables development in our history and remain encouraged by the improvement in costs, efficiencies and advancements in battery storage toward providing customers with firm renewable power. The Energy Resources team built on the origination success with which we started the year, signing more than 631 megawatts of additional wind and solar power purchase agreements and adding an additional 200 megawatts to our repowering backlog. Overall, we believe we have one of the best organic growth opportunity sets in our industry, and, as I've said previously, we will be disappointed if we are not able to deliver financial results at or near the top of our 6 to 8 percent adjusted earnings per share growth range through 2020."

Florida Power & Light Company
NextEra Energy's principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported second-quarter 2017 net income of $526 million, or $1.12 per share, compared to $448 million, or $0.96 per share, for the prior-year quarter.

FPL's contribution to adjusted earnings per share growth over the prior-year comparable quarter was primarily driven by continued investment in the business to further advance its long-term focus on delivering outstanding customer value, best-in-class reliability and typical residential customer bills that are significantly lower than the national and Florida averages. For the second quarter of 2017, FPL's average number of customers increased by approximately 64,000, or 1.3 percent, from the prior-year comparable period.

FPL's major capital initiatives remain on track, including leading one of the largest solar expansions ever in the eastern United States. Construction is underway at eight 74.5-megawatt (MW) solar energy centers across FPL's service territory. Once complete, the eight solar energy centers will produce nearly 600 MW of combined solar capacity – enough to power approximately 120,000 homes. Furthermore, FPL has secured land for more than 4 gigawatts of solar expansion and is developing an additional 1,600 MW of new solar generating capacity planned for beyond 2018. All of the solar energy centers are expected to be built cost-effectively, resulting in millions of dollars in net lifetime savings for FPL customers. Construction on the approximately 1,750-MW Okeechobee Clean Energy Center remains on schedule and under budget. The project, expected to begin operation in mid-2019, will be one of the cleanest, most efficient plants of its kind in the world.
In addition, the company is moving through the regulatory process on a number of initiatives aimed at strengthening the value proposition for customers. Earlier this month, FPL completed the first step with the Florida Public Service Commission (PSC) in the comprehensive review and permitting process for the planned modernization of the Lauderdale Plant in Dania Beach. The approximately 1,200-MW Dania Beach Clean Energy Center will be highly efficient and fueled by clean-burning natural gas. The project is expected to begin operation by mid-2022 and produce more than $350 million in projected net savings for FPL customers over its operational life.
FPL also filed a petition with the PSC for approval to shut down the St. Johns River Power Park, a roughly 1,300-MW coal-fired power plant jointly owned by FPL and JEA. If approved, the plant's early retirement will represent the third coal power plant the company has announced in two years that it will phase out and it is expected to save FPL customers $183 million, as well as prevent millions of tons of carbon dioxide emissions annually.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a second-quarter 2017 contribution to net income attributable to NextEra Energy on a GAAP basis of $301 million, or $0.64 per share, compared to $234 million, or $0.50 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the second-quarter of 2017 were $351 million, or $0.74 per share, compared to $313 million, or $0.67 per share, for the second quarter of 2016.

NextEra Energy Resources' contribution to second-quarter 2017 adjusted earnings per share increased $0.07, or approximately 10 percent, compared to the prior-year quarter. The business' results were primarily driven by contributions from new investments, reflecting continued growth in the contracted renewables portfolio and gas pipeline development projects. Partially offsetting the positive results were a decline in contributions from existing generation assets and gas infrastructure, as well as higher interest expense.
During the second quarter, the NextEra Energy Resources team continued to execute on its backlog and pursue additional opportunities for contracted renewables development. Over the past few months, the team added 631 MW of additional renewables projects to its backlog, including approximately 193 MW of new wind projects and roughly 438 MW of new solar projects. NextEra Energy Resources commissioned an additional 213 MW of wind repowering projects and successfully negotiated its first power purchase agreement amendment for a repowering project, adding an additional 200 MW to its repowering backlog, which now totals around 1,800 MW. Including repowering projects, the company expects to bring a total of approximately 10,100 MW to 16,500 MW of renewables into service from 2017 through 2020.

The Sabal Trail Transmission and Florida Southeast Connection natural gas pipelines began commercial operation during the second quarter. In addition, the Mountain Valley Pipeline joint venture continues to progress through the permitting process with the Federal Energy Regulatory Commission.

Corporate and Other
On a GAAP basis, Corporate and Other earnings increased $0.22 per share in the second quarter of 2017, compared to the prior-year comparable period. On an adjusted basis, Corporate and Other earnings decreased $0.04 per share in the second quarter of 2017, compared to the prior-year comparable period.

Outlook
NextEra Energy continues to expect adjusted earnings per share to be in the range of $6.35 to $6.85 for 2017. For 2018, the company expects adjusted earnings per share to be in the range of $6.80 to $7.30 and in the range of $7.85 to $8.45 for 2020, implying a compound annual growth rate off a 2016 base of 6 to 8 percent.
NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar project, merger-related expenses, net gains associated with NextEra Energy Partners, LP's deconsolidation beginning in 2018 and the gain on the sale of the fiber-optic telecommunications business in 2017. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra

Energy Partners or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second-quarter 2017 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be second-quarter 2017 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $16.2 billion, approximately 45,900 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP), and approximately 14,700 employees in 30 states and Canada as of year-end 2016. Headquartered in Juno Beach, Florida, NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.9 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune's 2017 list of "World's Most Admired Companies." For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this press release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or other regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; NextEra Energy Partners, LP’s (NEP's) acquisitions may not be completed and, even if completed, NextEra Energy may not realize the anticipated benefits of any acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or result in reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra

Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2016 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$3,091	$1,295	$18	$4,404
Operating Expenses (Income)
Fuel, purchased power and interchange	893	141	(16)	1,018
Other operations and maintenance	404	420	12	836
Merger	—	—	4	4
Depreciation and amortization	537	345	4	886
Losses (gains) on disposal of a business/assets - net	(1)	(3)	3	(1)
Taxes other than income taxes and other - net	317	54	5	376
Total operating expenses (income) - net	2,150	957	12	3,119
Operating Income	941	338	6	1,285
Other Income (Deductions)
Interest expense	(121)	(230)	(79)	(430)
Benefits associated with differential membership interests - net	—	119	—	119
Equity in earnings of equity method investees	—	66	—	66
Allowance for equity funds used during construction	19	6	—	25
Interest income	—	17	2	19
Gains on disposal of investments and other property - net	—	3	—	3
Other - net	—	6	—	6
Total other income (deductions) - net	(102)	(13)	(77)	(192)
Income (Loss) before Income Taxes	839	325	(71)	1,093
Income Tax Expense (Benefit)	313	13	(37)	289
Net Income (Loss)	526	312	(34)	804
Less Net Income Attributable to Noncontrolling Interests	—	11	—	11
Net Income (Loss) Attributable to NextEra Energy, Inc.	$526	$301	$(34)	$793
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$526	$301	$(34)	$793
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	95	57	152
Loss from other than temporary impairments - net(4)	—	2	—	2
Operating loss (income) of Spain solar projects(5)	—	(6)	—	(6)
Merger-related expenses(6)	—	—	4	4
Less related income tax expense (benefit)	—	(41)	(23)	(64)
Adjusted Earnings	$526	$351	$4	$881
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.12	$0.64	$(0.08)	$1.68
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	0.20	0.12	0.32
Loss from other than temporary impairments - net(4)	—	—	—	—
Operating loss (income) of Spain solar projects(5)	—	(0.01)	—	(0.01)
Merger-related expenses(6)	—	—	0.01	0.01
Less related income tax expense (benefit)	—	(0.09)	(0.05)	(0.14)
Adjusted Earnings Per Share	$1.12	$0.74	$—	$1.86
Weighted-average shares outstanding (assuming dilution)				472
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, $57, $35, $92, respectively, or $0, $0.12, $0.07, $0.19 per share.
(4) After tax impact on adjusted earnings is $1 or $0 per share.
(5) After tax impact on adjusted earnings is ($8) or ($0.02) per share.
(6) After tax impact on adjusted earnings is $3 or $0.01 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2016	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$2,750	$970	$97	$3,817
Operating Expenses (Income)
Fuel, purchased power and interchange	811	142	7	960
Other operations and maintenance	410	395	38	843
Merger	—	—	2	2
Depreciation and amortization	400	325	17	742
Losses (gains) on disposal of a business/assets - net	(1)	(254)	1	(254)
Taxes other than income taxes and other - net	302	46	7	355
Total operating expenses (income) - net	1,922	654	72	2,648
Operating Income	828	316	25	1,169
Other Income (Deductions)
Interest expense	(117)	(277)	(208)	(602)
Benefits associated with differential membership interests - net	—	77	—	77
Equity in earnings of equity method investees	—	34	10	44
Allowance for equity funds used during construction	14	2	1	17
Interest income	2	6	12	20
Gains on disposal of investments and other property - net	—	12	—	12
Other - net	1	20	5	26
Total other income (deductions) - net	(100)	(126)	(180)	(406)
Income (Loss) before Income Taxes	728	190	(155)	763
Income Tax Expense (Benefit)	280	(48)	(13)	219
Net Income (Loss)	448	238	(142)	544
Less Net Income Attributable to Noncontrolling Interests	—	4	—	4
Net Income (Loss) Attributable to NextEra Energy, Inc.	$448	$234	$(142)	$540
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$448	$234	$(142)	$540
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	382	167	549
Loss from other than temporary impairments - net(4)	—	1	—	1
Gains on disposal of a business/assets(5)	—	(254)	—	(254)
Operating loss (income) of Spain solar projects(6)	—	1	—	1
Merger-related expenses(7)	—	—	2	2
Less related income tax expense (benefit)	—	(51)	(11)	(62)
Adjusted Earnings	$448	$313	$16	$777
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.96	$0.50	$(0.30)	$1.16
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	0.82	0.36	1.18
Loss from other than temporary impairments - net(4)	—	—	—	—
Gains on disposal of a business/assets(5)	—	(0.55)	—	(0.55)
Operating loss (income) of Spain solar projects(6)	—	—	—	—
Merger-related expenses(7)	—	—	—	—
Less related income tax expense (benefit)	—	(0.10)	(0.02)	(0.12)
Adjusted Earnings Per Share	$0.96	$0.67	$0.04	$1.67
Weighted-average shares outstanding (assuming dilution)				465
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, $242, $99, $341, respectively, or $0, $0.52, $0.21, $0.73 per share.
(4) After tax impact on adjusted earnings is $1 or $0.0 per share.
(5) After tax impact on adjusted earnings is $0, ($164), $58, ($106) or $0, ($0.35), $0.13, ($0.22) per share.
(6) After tax impact on adjusted earnings is $1 or $0 per share.
(7) After tax impact on adjusted earnings is $2 or $0 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$5,618	$2,719	$40	$8,377
Operating Expenses (Income)
Fuel, purchased power and interchange	1,661	286	(30)	1,917
Other operations and maintenance	775	832	24	1,631
Merger	—	—	15	15
Depreciation and amortization	810	685	10	1,505
Losses (gains) on disposal of a business/assets - net	(3)	(4)	(1,094)	(1,101)
Taxes other than income taxes and other - net	623	89	8	720
Total operating expenses (income) - net	3,866	1,888	(1,067)	4,687
Operating Income	1,752	831	1,107	3,690
Other Income (Deductions)
Interest expense	(240)	(420)	(130)	(790)
Benefits associated with differential membership interests - net	—	244	—	244
Equity in earnings of equity method investees	—	92	5	97
Allowance for equity funds used during construction	34	12	1	47
Interest income	1	35	3	39
Gains on disposal of investments and other property - net	—	33	15	48
Other - net	—	11	(27)	(16)
Total other income (deductions) - net	(205)	7	(133)	(331)
Income (Loss) before Income Taxes	1,547	838	974	3,359
Income Tax Expense (Benefit)	576	42	346	964
Net Income (Loss)	971	796	628	2,395
Less Net Income Attributable to Noncontrolling Interests	—	19	—	19
Net Income (Loss) Attributable to NextEra Energy, Inc.	$971	$777	$628	$2,376
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$971	$777	$628	$2,376
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	(107)	85	(22)
Loss from other than temporary impairments - net(4)	—	2	—	2
Gains on disposal of a business/assets(5)	—	—	(1,096)	(1,096)
Operating loss (income) of Spain solar projects(6)	—	2	—	2
Merger-related expenses(7)	—	—	38	38
Less related income tax expense (benefit)	—	34	367	401
Adjusted Earnings	$971	$708	$22	$1,701
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.06	$1.65	$1.34	$5.05
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	(0.23)	0.18	(0.05)
Loss from other than temporary impairments - net(4)	—	—	—	—
Gains on disposal of a business/assets(5)	—	—	(2.33)	(2.33)
Operating loss (income) of Spain solar projects(6)	—	—	—	—
Merger-related expenses(7)	—	—	0.08	0.08
Less related income tax expense (benefit)	—	0.08	0.79	0.87
Adjusted Earnings Per Share	$2.06	$1.50	$0.06	$3.62
Weighted-average shares outstanding (assuming dilution)				471
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, ($70), $53, ($17), respectively, or $0, ($0.15), $0.11, ($0.04) per share.
(4) After tax impact on adjusted earnings is $1 or $0 per share.
(5) After tax impact on adjusted earnings is ($685) or ($1.45) per share.
(6) After tax impact on adjusted earnings is $0 or $0 per share.
(7) After tax impact on adjusted earnings is $26 or $0.06 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2016	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$5,054	$2,411	$186	$7,651
Operating Expenses (Income)
Fuel, purchased power and interchange	1,511	356	21	1,888
Other operations and maintenance	800	781	61	1,642
Merger	—	—	6	6
Depreciation and amortization	620	625	34	1,279
Losses (gains) on disposal of a business/assets - net	(3)	(252)	1	(254)
Taxes other than income taxes and other - net	584	90	13	687
Total operating expenses (income) - net	3,512	1,600	136	5,248
Operating Income	1,542	811	50	2,403
Other Income (Deductions)
Interest expense	(229)	(646)	(236)	(1,111)
Benefits associated with differential membership interests - net	—	161	—	161
Equity in earnings of equity method investees	—	56	20	76
Allowance for equity funds used during construction	38	3	1	42
Interest income	3	10	26	39
Gains on disposal of investments and other property - net	—	27	—	27
Other - net	—	17	5	22
Total other income (deductions) - net	(188)	(372)	(184)	(744)
Income (Loss) before Income Taxes	1,354	439	(134)	1,659
Income Tax Expense (Benefit)	513	(24)	(28)	461
Net Income (Loss)	841	463	(106)	1,198
Less Net Income Attributable to Noncontrolling Interests	—	5	—	5
Net Income (Loss) Attributable to NextEra Energy, Inc.	$841	$458	$(106)	$1,193
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$841	$458	$(106)	$1,193
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	493	164	657
Loss from other than temporary impairments - net(4)	—	9	—	9
Resolution of contingencies related to a previous asset sale(5)	—	(9)	—	(9)
Gains on disposal of a business/assets(6)	—	(254)	—	(254)
Operating loss (income) of Spain solar projects(7)	—	4	—	4
Merger-related expenses(8)	—	—	6	6
Less related income tax expense (benefit)	—	(80)	(16)	(96)
Adjusted Earnings	$841	$621	$48	$1,510
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.81	$0.99	$(0.23)	$2.57
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	1.06	0.35	1.41
Loss from other than temporary impairments - net(4)	—	0.02	—	0.02
Resolution of contingencies related to a previous asset sale(5)	—	(0.02)	—	(0.02)
Gains on disposal of a business/assets(6)	—	(0.55)	—	(0.55)
Operating loss (income) of Spain solar projects(7)	—	0.01	—	0.01
Merger-related expenses(8)	—	—	0.01	0.01
Less related income tax expense (benefit)	—	(0.16)	(0.03)	(0.19)
Adjusted Earnings Per Share	$1.81	$1.35	$0.10	$3.26
Weighted-average shares outstanding (assuming dilution)				464
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, $323, $93, $416, respectively, or $0, $0.70, $0.19, $0.89 per share.
(4) After tax impact on adjusted earnings is $0, $5, ($1), $4 or $0.0, $0.01, $0.0, $0.01 per share.
(5) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(6) After tax impact on adjusted earnings is $0, ($164), $58, ($106) or $0.0, ($0.35), $0.13, ($0.48) per share.
(7) After tax impact on adjusted earnings is $4 or $0.01 per share.
(8) After tax impact on adjusted earnings is $4 or $0.01 per share.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
June 30, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$46,178	$36,177	$962	$83,317
Nuclear fuel	1,313	725	—	2,038
Construction work in progress	2,928	2,380	41	5,349
Accumulated depreciation and amortization	(12,687)	(8,250)	(111)	(21,048)
Total property, plant and equipment - net	37,732	31,032	892	69,656
Current Assets
Cash and cash equivalents	33	600	9	642
Customer receivables, net of allowances	974	957	19	1,950
Other receivables	150	895	(515)	530
Materials, supplies and fossil fuel inventory	875	438	—	1,313
Regulatory assets	442	—	—	442
Derivatives	18	450	78	546
Other	168	367	(11)	524
Total current assets	2,660	3,707	(420)	5,947
Other Assets
Special use funds	3,861	1,895	—	5,756
Other investments	4	2,607	339	2,950
Prepaid benefit costs	1,312	—	(125)	1,187
Regulatory assets	1,911	17	298	2,226
Derivatives	—	1,378	50	1,428
Other	320	3,308	112	3,740
Total other assets	7,408	9,205	674	17,287
Total Assets	$47,800	$43,944	$1,146	$92,890
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,291	10,594	(9,881)	9,004
Retained earnings	7,516	10,058	(660)	16,914
Accumulated other comprehensive income (loss)	—	93	(90)	3
Total common shareholders' equity	17,180	20,745	(11,999)	25,926
Noncontrolling interests	—	950	—	950
Total equity	17,180	21,695	(11,999)	26,876
Long-term debt	10,088	9,050	11,254	30,392
Total capitalization	27,268	30,745	(745)	57,268
Current Liabilities
Commercial paper	1,000	—	1,115	2,115
Other short-term debt	250	5	—	255
Current maturities of long-term debt	461	649	652	1,762
Accounts payable	768	1,102	(56)	1,814
Customer deposits	453	4	—	457
Accrued interest and taxes	645	247	(148)	744
Derivatives	2	255	20	277
Accrued construction-related expenditures	267	278	1	546
Regulatory liabilities	113	—	12	125
Other	405	348	102	855
Total current liabilities	4,364	2,888	1,698	8,950
Other Liabilities and Deferred Credits
Asset retirement obligations	1,977	868	—	2,845
Deferred income taxes	8,959	3,319	(176)	12,102
Regulatory liabilities	4,708	—	42	4,750
Derivatives	—	463	44	507
Deferral related to differential membership interests	—	4,358	—	4,358
Other	524	1,303	283	2,110
Total other liabilities and deferred credits	16,168	10,311	193	26,672
Commitments and Contingencies
Total Capitalization and Liabilities	$47,800	$43,944	$1,146	$92,890
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2016	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$44,966	$34,158	$1,026	$80,150
Nuclear fuel	1,308	823	—	2,131
Construction work in progress	2,039	2,663	30	4,732
Accumulated depreciation and amortization	(12,304)	(7,655)	(142)	(20,101)
Total property, plant and equipment - net	36,009	29,989	914	66,912
Current Assets
Cash and cash equivalents	33	603	656	1,292
Customer receivables, net of allowances	768	986	30	1,784
Other receivables	148	572	(65)	655
Materials, supplies and fossil fuel inventory	851	438	—	1,289
Regulatory assets	524	—	—	524
Derivatives	209	505	171	885
Assets held for sale	—	—	452	452
Other	213	312	3	528
Total current assets	2,746	3,416	1,247	7,409
Other Assets
Special use funds	3,665	1,769	—	5,434
Other investments	4	2,158	320	2,482
Prepaid benefit costs	1,301	—	(124)	1,177
Regulatory assets	1,573	9	312	1,894
Derivatives	—	1,287	63	1,350
Other	203	3,115	17	3,335
Total other assets	6,746	8,338	588	15,672
Total Assets	$45,501	$41,743	$2,749	$89,993
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,332	7,725	(7,109)	8,948
Retained earnings	6,875	9,281	(698)	15,458
Accumulated other comprehensive income (loss)	—	27	(97)	(70)
Total common shareholders' equity	16,580	17,033	(9,272)	24,341
Noncontrolling interests	—	990	—	990
Total equity	16,580	18,023	(9,272)	25,331
Long-term debt	9,705	8,631	9,482	27,818
Total capitalization	26,285	26,654	210	53,149
Current Liabilities
Commercial paper	268	—	—	268
Other short-term debt	150	—	—	150
Current maturities of long-term debt	367	513	1,724	2,604
Accounts payable	837	2,645	(35)	3,447
Customer deposits	466	4	—	470
Accrued interest and taxes	240	309	(69)	480
Derivatives	1	329	74	404
Accrued construction-related expenditures	262	855	3	1,120
Regulatory liabilities	294	—	5	299
Liabilities associated with assets held for sale	—	—	451	451
Other	496	615	115	1,226
Total current liabilities	3,381	5,270	2,268	10,919
Other Liabilities and Deferred Credits
Asset retirement obligations	1,919	817	—	2,736
Deferred income taxes	8,541	2,685	(125)	11,101
Regulatory liabilities	4,893	—	13	4,906
Derivatives	—	436	41	477
Deferral related to differential membership interests	—	4,656	—	4,656
Other	482	1,225	342	2,049
Total other liabilities and deferred credits	15,835	9,819	271	25,925
Commitments and Contingencies
Total Capitalization and Liabilities	$45,501	$41,743	$2,749	$89,993
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income	$971	$796	$628	$2,395
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	810	685	10	1,505
Nuclear fuel and other amortization	101	33	9	143
Unrealized losses (gains) on marked to market derivative contracts - net	—	(118)	132	14
Foreign currency transaction losses (gains)	—	—	(12)	(12)
Deferred income taxes	399	593	(106)	886
Cost recovery clauses and franchise fees	10	—	—	10
Acquisition of purchased power agreement	(258)	—	—	(258)
Gains on disposal of a business/assets - net	(3)	(37)	(1,109)	(1,149)
Recoverable storm-related costs	(105)	—	—	(105)
Other - net	(53)	(205)	141	(117)
Changes in operating assets and liabilities:
Current assets	(227)	25	(30)	(232)
Noncurrent assets	(16)	(32)	(57)	(105)
Current liabilities	437	(694)	406	149
Noncurrent liabilities	(13)	66	(12)	41
Net cash provided by (used in) operating activities	2,053	1,112	—	3,165
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,648)	—	—	(2,648)
Independent power and other investments of NEER	—	(4,106)	—	(4,106)
Nuclear fuel purchases	(94)	(55)	—	(149)
Other capital expenditures and other investments	—	—	(34)	(34)
Proceeds from sale of the fiber-optic telecommunications business	—	—	1,482	1,482
Sale of independent power and other investments of NEER	—	42	—	42
Proceeds from sale or maturity of securities in special use funds and other investments	902	437	80	1,419
Purchases of securities in special use funds and other investments	(949)	(456)	(126)	(1,531)
Other - net	26	(15)	5	16
Net cash provided by (used in) investing activities	(2,763)	(4,153)	1,407	(5,509)
Cash Flows From Financing Activities
Issuances of long-term debt	200	768	1,803	2,771
Retirements of long-term debt	(35)	(314)	(1,536)	(1,885)
Net change in commercial paper	732	—	1,115	1,847
Proceeds from other short-term debt	200	—	—	200
Issuances of common stock - net	—	—	25	25
Dividends on common stock	—	—	(920)	(920)
Dividends & capital distributions from (to) parent - net	(400)	2,869	(2,469)	—
Other - net	13	(285)	(72)	(344)
Net cash provided by (used in) financing activities	710	3,038	(2,054)	1,694
Net increase (decrease) in cash and cash equivalents	—	(3)	(647)	(650)
Cash and cash equivalents at beginning of period	33	603	656	1,292
Cash and cash equivalents at end of period	$33	$600	$9	$642
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2016	Florida Power & Light	NEER	Corporate & Other(1)(2)	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income	$841	$463	$(106)	$1,198
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	620	625	34	1,279
Nuclear fuel and other amortization	112	67	9	188
Unrealized losses (gains) on marked to market derivative contracts - net	—	381	71	452
Foreign currency transaction losses (gains)	—	(3)	93	90
Deferred income taxes	493	38	(125)	406
Cost recovery clauses and franchise fees	137	—	—	137
Gains on disposal of a business/assets - net	—	(279)	—	(279)
Recoverable storm-related costs	9	—	—	9
Other - net	(12)	(151)	29	(134)
Changes in operating assets and liabilities:
Current assets	(24)	(2)	14	(12)
Noncurrent assets	14	(71)	(17)	(74)
Current liabilities	211	(91)	(73)	47
Noncurrent liabilities	(78)	14	27	(37)
Net cash provided by (used in) operating activities	2,323	991	(44)	3,270
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,129)	—	—	(2,129)
Independent power and other investments of NEER	—	(3,719)	—	(3,719)
Nuclear fuel purchases	(70)	(45)	—	(115)
Other capital expenditures and other investments	—	—	(103)	(103)
Sale of independent power and other investments of NEER	—	396	—	396
Proceeds from sale or maturity of securities in special use funds and other investments	1,079	347	183	1,609
Purchases of securities in special use funds and other investments	(1,120)	(365)	(169)	(1,654)
Proceeds from sales of noncontrolling interests in NEP	—	303	—	303
Other - net	28	(56)	3	(25)
Net cash provided by (used in) investing activities	(2,212)	(3,139)	(86)	(5,437)
Cash Flows From Financing Activities
Issuances of long-term debt	—	1,313	1,196	2,509
Retirements of long-term debt	(33)	(905)	(58)	(996)
Net change in commercial paper	307	—	701	1,008
Proceeds from other short-term debt	500	—	—	500
Issuances of common stock - net	—	—	43	43
Dividends on common stock	—	—	(803)	(803)
Dividends & capital distributions from (to) parent - net	(900)	1,760	(860)	—
Other - net	6	113	(54)	65
Net cash provided by (used in) financing activities	(120)	2,281	165	2,326
Net increase (decrease) in cash and cash equivalents	(9)	133	35	159
Cash and cash equivalents at beginning of period	23	490	58	571
Cash and cash equivalents at end of period	$14	$623	$93	$730
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2016 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$1.16	$2.57

Florida Power & Light - 2016 Earnings Per Share	$0.85	$0.96	$1.81
New investment growth	0.11	0.07	0.18
Cost recovery clause results	—	0.01	0.01
Allowance for funds used during construction	(0.02)	0.01	(0.01)
Woodford shale investment	—	0.03	0.04
Wholesale operations	—	0.02	0.02
Other and share dilution	0.01	0.02	0.01
Florida Power & Light - 2017 Earnings Per Share	$0.95	$1.12	$2.06

NEER - 2016 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.48	$0.50	$0.99
New investments	0.35	0.17	0.55
Existing assets	(0.01)	(0.08)	(0.10)
Gas infrastructure	(0.11)	(0.04)	(0.15)
Customer supply and proprietary power & gas trading	(0.04)	0.05	0.01
Non-qualifying hedges impact	0.44	0.40	0.85
Resolution of contingencies related to a previous asset sale	(0.01)	—	(0.01)
Gain on disposal of assets - net (see related tax effects in Corporate and Other below)	—	(0.35)	(0.35)
Spain operating results	(0.01)	0.02	0.01
Change in other than temporary impairment losses - net	0.01	—	0.01
Interest and corporate general and administrative expenses	(0.09)	(0.09)	(0.18)
Other, including income taxes and share dilution	—	0.06	0.02
NEER - 2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.01	$0.64	$1.65

Corporate and Other - 2016 Earnings Per Share	$0.08	$(0.30)	$(0.23)
Non-qualifying hedges impact	(0.05)	0.14	0.08
Gain on disposal of a business/assets - net (including consolidating tax effects)	1.46	0.13	1.58
Merger-related expenses	(0.04)	(0.01)	(0.05)
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	(0.04)	(0.04)	(0.04)
Corporate and Other - 2017 Earnings (Loss) Per Share	$1.41	$(0.08)	$1.34

2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$3.37	$1.68	$5.05
________________________

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

The sum of the quarterly amounts may not equal the year-to-date total due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
June 30, 2017	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$3,460	$1,730
Debentures, related to NextEra Energy's equity units	2,200
Project Debt:
Natural gas-fired assets	24
Wind assets	4,009	1,481
Solar	3,299	1,102
Other	1,516	689
Storm Securitization Debt	176
Other(2)		1,112
Other long-term debt, including current maturities, and short-term debt(3)	20,186	20,186
Unamortized debt issuance costs	(346)
Total debt per Balance Sheet	34,524	26,300
Junior Subordinated Debentures		1,730
Debentures, related to NextEra Energy's equity units		2,200
Total Equity	26,876	26,876
Total capitalization, including debt due within one year	$61,400	$57,106
Debt ratio	56%	46%

December 31, 2016	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$3,460	$1,730
Debentures, related to NextEra Energy's equity units	2,200
Project Debt:
Natural gas-fired assets	36
Wind assets	4,228	1,542
Solar	2,975	1,040
Other	1,520	690
Storm Securitization Debt	210
Other(2)		519
Other long-term debt, including current maturities, and short-term debt(3)	16,556	16,556
Unamortized debt issuance costs	(345)
Total debt per Balance Sheet	30,840	22,077
Junior Subordinated Debentures		1,730
Debentures, related to NextEra Energy's equity units		2,200
Total Equity	25,331	25,331
Total capitalization, including debt due within one year	$56,171	$51,338
Debt ratio	55%	43%
________________________

(1)	Adjusted debt calculation is based on NextEra Energy's interpretation of S&P's credit metric methodology which can be found in their Corporate Ratings Criteria on S&P's website.
(2)	Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest offset by surplus cash.
(3)	Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

	Preliminary
	Quarter			Year-to-Date
Periods Ended June 30,	2017	2016	% change	2017	2016	% change
Energy sales (million kWh)
Residential	14,818	14,491	2.3%	26,339	26,468	(0.5)%
Commercial	12,045	11,821	1.9%	22,646	22,353	1.3%
Industrial	763	768	(0.7)%	1,489	1,497	(0.5)%
Public authorities	185	140	32.1%	286	280	2.1%
Increase (decrease) in unbilled sales	794	1,174	(32.4)%	499	715	(30.2)%
Total retail	28,605	28,394	0.7%	51,259	51,313	(0.1)%
Electric utilities	1,777	1,754	1.3%	3,052	3,236	(5.7)%
Interchange power sales	376	741	(49.3)%	1,724	1,987	(13.2)%
Total	30,758	30,889	(0.4)%	56,035	56,536	(0.9)%

Average price (cents/kWh)(1)
Residential	11.26	10.16	10.8%	11.15	10.23	9.0%
Commercial	8.90	8.16	9.1%	8.90	8.34	6.7%
Industrial	6.76	6.06	11.6%	6.72	6.20	8.4%
Total	9.94	8.99	10.6%	9.85	9.10	8.2%

Average customer accounts (000s)
Residential	4,335	4,278	1.3%	4,328	4,272	1.3%
Commercial	548	539	1.7%	547	538	1.7%
Industrial	12	12	—%	12	12	—%
Other	3	5	(40.0)%	3	4	(25.0)%
Total	4,898	4,834	1.3%	4,890	4,826	1.3%

	June 30,
	2017	2016	% change
End of period customer accounts (000s)
Residential	4,338	4,282	1.3%
Commercial	548	540	1.5%
Industrial	12	12	—%
Other	4	4	—%
Total	4,902	4,838	1.3%

	2017	Normal	2016
Three Months Ended June 30,
Cooling degree-days(2)	693	603	622
Heating degree-days(2)	7	11	4
Six Months Ended June 30,
Cooling degree-days(2)	876	730	755
Heating degree-days(2)	125	260	240
________________________

(1)	Excludes interchange power sales, net change in unbilled revenues and deferrals under cost recovery clauses.
(2)	Cooling degree equivalent days use a 72 degree base temperature and heating degree equivalent days use a 66 degree base temperature.